SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (date of earliest event reported)

August 3, 2004

Halliburton Company
(Exact name of registrant as specified in its charter)

State or other Jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

Delaware	1-3492	No. 75-2677995

1401 McKinney, Suite 2400
Houston, Texas 77010
(Address of principal executive offices)

Registrant's telephone number,
including area code – 713-759-2600

INFORMATION TO BE INCLUDED IN REPORT

Items 9 and 12. Regulation FD Disclosure and Disclosure of Results of Operations and
Financial Condition.

On August 3, 2004 registrant issued a press release entitled “Halliburton Settles SEC Investigation.”

The text of the press release is as follows:

HALLIBURTON SETTLES SEC INVESTIGATION

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that it has reached a settlement in the investigation by the SEC involving Halliburton’s 1998 and 1999 disclosure of and accounting for the recognition of revenue from unapproved claims on long-term construction projects.

“We are pleased to bring closure to this matter,” said Dave Lesar, chairman, president and chief executive officer, Halliburton.  “The resolution of this issue and the pending resolution of the company’s asbestos liability will help us focus on strengthening our business in energy services and engineering and construction.”

The company’s settlement with the SEC covers a failure to disclose a 1998 change in accounting practice. Halliburton disclosed its change in accounting practice in its 1999 Form 10-K and has disclosed it since. The SEC did not determine that the company departed from generally accepted accounting principles. Therefore there will be no restatement of prior period financial statements. The SEC did not find errors in accounting or fraud.

Halliburton neither admitted nor denied the SEC’s findings, but agreed to pay a $7.5 million civil penalty, and will take a charge of that amount in the second quarter of 2004.  The penalty, in part, reflects the SEC’s view that there were lapses in the company’s cooperation with the SEC staff, which had the effect of delaying the production of information and documentation necessary to an expeditious completion of its investigation. As part of the settlement, the company agreed to cease and desist from committing or causing future securities law violations.

As a result of reaching this settlement, the company adjusted its previously announced second quarter 2004 results to record an additional $7.5 million in general corporate expense. After the effect of this adjustment, the company’s second quarter 2004 loss from continuing operations was $58 million or $0.13 per share compared to the $54 million or $0.12 per share previously announced. Net loss for the second quarter of 2004 was $667 million or $1.52 per share compared to the $663 million or $1.51 per share previously announced. The attached tables reflect the settlement charge, with reconciliations to previously announced results where appropriate.

Halliburton, founded in 1919, is one of the world’s largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company’s World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of being unable to complete the proposed settlement of asbestos and silica liabilities, the risks of having material subsidiaries in Chapter 11 proceedings, the risks of audits and investigations of the company by domestic and foreign government agencies and legislative bodies and potential adverse proceedings and findings by such agencies, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K/A for the year ended December 31, 2003, Form 10-Q for the quarter ended March 31, 2004, and Form 8-K filed on July 19, 2004 for a more complete discussion of such risk factors.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	June 30		March 31

	2004	2003	2004

Revenues
Production Optimization	$797	$692	$708
Fluids	554	518	535
Drilling and Formation Evaluation	423	414	444
Landmark and Other Energy Services	130	156	129

Total Energy Services Group	1,904	1,780	1,816
Engineering and Construction Group	3,052	1,819	3,703

Total revenues	$4,956	$3,599	$5,519

Operating income (loss)
Production Optimization	$121	$112	$82
Fluids	77	68	60
Drilling and Formation Evaluation	59	49	43
Landmark and Other Energy Services	14	6	29

Total Energy Services Group	271	235	214
Engineering and Construction Group	(277)	(148)	(15)
General corporate	(20)	(16)	(24)

Total operating income (loss)	(26)	71	175

Interest expense	(53)	(25)	(56)
Interest income	7	7	10
Foreign currency, net	(7)	19	(3)
Other, net	(1)	2	5

Income (loss) from continuing operations before income taxes,
minority interest, and change in accounting principle	(80)	74	131
(Provision) benefit for income taxes	29	(29)	(49)
Minority interest in net income of subsidiaries	(7)	(3)	(6)

Income (loss) from continuing operations before change in
accounting principle	(58)	42	76
Loss from discontinued operations, net	(609)	(16)	(141)

Net income (loss)	$(667)	$26	$(65)

Basic income (loss) per share:
Income (loss) from continuing operations before change in
accounting principle	$(0.13)	$0.09	$0.17
Loss from discontinued operations, net	(1.39)	(0.03)	(0.32)

Net income (loss)	$(1.52)	$0.06	$(0.15)

Diluted income (loss) per share:
Income (loss) from continuing operations before change in
accounting principle	$(0.13)	$0.09	$0.17
Loss from discontinued operations, net	(1.39)	(0.03)	(0.32)

Net income (loss)	$(1.52)	$0.06	$(0.15)

Basic weighted average common shares outstanding	437	434	436
Diluted weighted average common shares outstanding	437	436	440

-more-

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended
	June 30

	2004	2003

Revenues
Production Optimization	$1,505	$1,319
Fluids	1,089	998
Drilling and Formation Evaluation	867	793
Landmark and Other Energy Services	259	281

Total Energy Services Group	3,720	3,391
Engineering and Construction Group	6,755	3,268

Total revenues	$10,475	$6,659

Operating income (loss)
Production Optimization	$203	$180
Fluids	137	123
Drilling and Formation Evaluation	102	115
Landmark and Other Energy Services	43	(3)

Total Energy Services Group	485	415
Engineering and Construction Group	(292)	(167)
General corporate	(44)	(35)

Total operating income	149	213

Interest expense	(109)	(52)
Interest income	17	15
Foreign currency, net	(10)	13
Other, net	4	2

Income from continuing operations before income taxes,
minority interest and change in accounting principle	51	191
Provision for income taxes	(20)	(79)
Minority interest in net income of subsidiaries	(13)	(11)

Income from continuing operations before change in
accounting principle	18	101
Loss from discontinued operations, net	(750)	(24)
Cumulative effect of change in accounting principle, net	-	(8)

Net income (loss)	$(732)	$69

Basic income (loss) per share:
Income from continuing operations before change in
accounting principle	$ 0.04	$0.23
Loss from discontinued operations, net	(1.71)	(0.05)
Cumulative effect of change in accounting principle, net	-	(0.02)

Net income (loss)	$(1.67)	$0.16

Diluted income (loss) per share:
Income from continuing operations before change in
accounting principle	$0.04	$0.23
Loss from discontinued operations, net	(1.71)	(0.05)
Cumulative effect of change in accounting principle, net	-	(0.02)

Net income (loss)	$(1.67)	$0.16

Basic weighted average common shares outstanding	437	434
Diluted weighted average common shares outstanding	440	436

HALLIBURTON COMPANY
Reconciliation of Previously Announced Results to Actual Results
Three and Six Months Ended June 30, 2004

	Three Months Ended
	June 30, 2004

		SEC
	As Reported	Settlement	Adjusted

General corporate	$(13)	$(7)	$(20)
Total operating loss	(19)	(7)	(26)
Loss from continuing operations before income
taxes, minority interest, and change in
accounting principle	(73)	(7)	(80)
(Provision) benefit for income taxes	26	3	29
Loss from continuing operations before change in
accounting principle	(54)	(4)	(58)
Net loss	$(663)	$(4)	$(667)

Basic loss from continuing operations before
change in accounting principle	$(0.12)	$(0.01)	$(0.13)
Basic net loss	$(1.51)	$(0.01)	$(1.52)
Diluted loss from continuing operations before
change in accounting principle	$(0.12)	$(0.01)	$(0.13)
Diluted net loss	$(1.51)	$(0.01)	$(1.52)

	Six Months Ended
	June 30, 2004

		SEC
	As Reported	Settlement	Adjusted

General corporate	$(37)	$(7)	$(44)
Total operating income	156	(7)	149
Income from continuing operations before income
taxes, minority interest, and change in
accounting principle	58	(7)	51
(Provision) benefit for income taxes	(23)	3	(20)
Income from continuing operations before change
in accounting principle	22	(4)	18
Net loss	$(728)	$(4)	$(732)

Basic income (loss) from continuing operations before
change in accounting principle	$0.05	$(0.01)	$0.04
Basic net loss	$(1.66)	$(0.01)	$(1.67)
Diluted income (loss) from continuing operations before
change in accounting principle	$0.05	$(0.01)	$0.04
Diluted net loss	$(1.66)	$(0.01)	$(1.67)

###

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: August 3, 2004	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary